UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): June 17, 2016

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of Ocean Power Technologies, Inc. (the “Company”) approved an amendment to the Company’s By-Laws that became effective on June 17, 2016. The amendment to the By-Laws deletes the phrase “only for cause” in Section 2.6 of Article II of the Company’s By-Laws. The effect of the amendment described above is for the By-Laws of the Company to permit directors of the Company to be removed either for cause or without cause by the stockholders of the Company. The Board also approved the amendment and restatement of the Company’s By-Laws in their entirety to incorporate amended Section 2.6 of Article II.

The foregoing description of the Company’s By-Laws is qualified in all respects by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Effective June 17, 2016, the Board also approved resolutions directing the appropriate officers of the Company to include in the Company’s proxy statement for its next annual meeting of stockholders a proposal seeking stockholder approval to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to delete the reference to “for cause” in Section 6 of Article IX of the Certificate of Incorporation. If approved by the stockholders of the Company, the amendment would revise the Company’s Certificate of Incorporation to permit directors of the Company to be removed either for cause or without cause by the Company’s stockholders. Until stockholder approval of the proposed amendment to the Company’s Certificate of Incorporation described above is obtained, the Board also determined that the Company will comply with the provisions of Section 2.6 of Article II of the Bylaws, as amended and as described above in Item 5.03 of this Current Report on Form 8-K, and will not seek to enforce Section 6 of Article IX of the Certificate of Incorporation as presently in effect.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

3.2     Amended and Restated By-Laws of Ocean Power Technologies, Inc. effective as of June 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.
Date: June 23, 2016	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer